Exhibit 1.1
INVESTORS REAL ESTATE TRUST

Baird On Demand Offering
Sales Agreement

August 30, 2013

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Investors Real Estate Trust, a North Dakota real estate investment trust (the "Company"), and IRET Properties, A North Dakota Limited Partnership, a North Dakota limited partnership (the "Operating Partnership"), confirm their agreement (this "Agreement") with Robert W. Baird & Co. Incorporated ("Baird") as follows:

1.            Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Baird, acting as agent and/or principal, the Company's common shares of beneficial interest, no par value per share (the "Common Shares"), with an aggregate offering price of up to $75,000,000 (the "Shares").  The Company agrees that if it determines that Baird will purchase any Shares on a principal basis, then it will enter into a separate underwriting, term or similar agreement in form and substance satisfactory to both the Company and Baird covering such purchase.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and Baird shall have no obligation in connection with such compliance.  The issuance and sale of Shares through Baird will be effected pursuant to the Registration Statement (as defined below).
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "Commission") an automatic shelf registration statement on Form S-3 (File No. 333-189637), including a Base Prospectus (as defined below), relating to certain securities, including the Shares, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has prepared a Prospectus Supplement (as defined below) to the Base Prospectus specifically relating to the Shares.  Except where the context otherwise requires, "Registration Statement" shall mean the registration statement on Form S-3 (File No. 333-189637), which became effective under Rule 462(e) of the Securities Act, including all documents filed as part thereof or incorporated by reference therein (or deemed to be incorporated by reference therein), and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the

Securities Act.  "Base Prospectus" means the base prospectus dated June 27, 2013, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement.  "Prospectus Supplement" means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in the form furnished to Baird by the Company in connection with the offering of the Shares.  "Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433 of the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) of the Securities Act.  The Base Prospectus, Prospectus Supplement, and any Free Writing Prospectus shall collectively be referred to herein as the "Prospectus."  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (or deemed to be incorporated by reference therein), and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or any successor system thereto (collectively, "EDGAR").

2.            Placements.  Each time that the Company wishes to issue and sell the Shares hereunder (each issuance and sale, a "Placement"), it will notify Baird by email notice (or other method mutually agreed to in writing by the parties), a form of which is attached hereto as Schedule 1 (a "Placement Notice"), containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the "Placement Shares"), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum per-Share price below which sales may not be made.  The Placement Notice shall originate from any of the individuals from the Company whose names are set forth on Schedule 2 (with a copy to each of the other individuals from the Company whose names are set forth on such schedule), and shall be addressed to each of the individuals from Baird whose names are set forth on Schedule 2, as such schedule may be amended from time to time.

If Baird wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Baird will, prior to 8:30 A.M. (Eastern Time) on the Business Day following the Business Day on which such Placement Notice is delivered to Baird, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Baird whose names are set forth on Schedule 2 setting forth the terms that Baird is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Baird until the Company delivers to Baird an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an "Acceptance"), which email shall be addressed to all of the individuals from the Company and Baird whose names are set forth on Schedule 2. The Placement Notice (as amended by a corresponding Acceptance, if any) shall be effective upon receipt by the Company of Baird's acceptance of the terms of the Placement Notice or upon receipt by Baird of an Acceptance, as the case may be, unless and until: (i) in accordance with the notice requirements set forth in Section 4 hereof, Baird declines to accept the terms contained therein for any reason, in its sole discretion; (ii) the entire amount of the Placement Shares have been sold; (iii) in accordance with the notice requirements set forth in Section 4 hereof, the Company suspends or terminates the Placement Notice; (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice; or (v) this Agreement has been terminated under the provisions of Section 11 hereof.  The amount of any discount, commission or other compensation to be paid by the Company to Baird in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor Baird will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Baird and either (i) Baird accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by a corresponding Acceptance, if any) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice that Baird has not declined, the terms of the Placement Notice will control, but only with respect to the Placement to which such Placement Notice relates.
3.            Sale of Placement Shares by Baird.  Subject to the terms and conditions herein set forth, upon Baird's acceptance of a Placement Notice or upon receipt by Baird of an Acceptance, as the case may be, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Baird, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, and applicable state and federal laws, and the rules and regulations of the New York Stock Exchange (the "NYSE"), to sell such Placement Shares in accordance with the terms of such Placement Notice.  Baird will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company whose names are set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Baird pursuant to Section 2 hereof with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Baird (as set forth in Section 5(a) hereof) from the gross proceeds that it receives from such sales.  After consultation with the Company and subject to the terms of the Placement Notice, Baird may sell Placement Shares by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker.  After consultation with the Company and subject to the terms of the Placement Notice, Baird may also sell Placement Shares by any other method permitted by law, including, but not limited to, privately negotiated transactions.  The Company acknowledges and agrees that (i) there can be no assurance that Baird will be successful in selling Placement Shares, and (ii) Baird will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Baird to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  In this Agreement, "Trading Day" means any day on which Common Shares are permitted to be purchased and sold on the principal market on which the Common Shares are listed or quoted.

4.            Suspension of Sales.  (a) The Company or Baird may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedules may be amended from time to time.

(b)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct Baird to offer or sell, any Shares through Baird as agent (and, by notice to Baird given by telephone (confirmed promptly by facsimile transmission, telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and Baird shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an "Earnings Announcement") through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10‑Q or an Annual Report on Form 10‑K that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

5.	Settlement.
(a)        Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "Settlement Date").  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the "Net Proceeds") will be equal to the aggregate sales price received by Baird at which such Placement Shares were sold, after deduction for (i) Baird's commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Baird hereunder pursuant to Section 7(h) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)        Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Baird's or its designee's account (provided Baird shall have given the Company written notice of such designee not less than one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, Baird will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  If the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereof, it will (i) hold Baird harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Baird any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

6.            Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, Baird that as of each Applicable Time (as defined in Section 20(a)):

(a)        Compliance with Registration Requirements.  The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby. The Registration Statement meets, and the offering and sale of the Shares contemplated hereby complies with, the requirements set forth in Rule 415(a)(1)(x) of the Securities Act. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on June 27, 2013.  At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act, including not having been and not being an "ineligible issuer," as defined in Rule 405 of the Securities Act. The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 "automatic shelf registration statement." The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement and Prospectus delivered to Baird for use in connection with the offering of Shares will, at the time of such delivery, be identical in all material respects to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  At the respective times the Registration Statement and each amendment thereto became or will become effective, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties made in the preceding sentence do not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to Baird furnished to the Company in writing by Baird expressly for inclusion in any of the aforementioned documents.  For purposes of this Agreement, the only information so furnished shall be Baird's name and the third paragraph under the caption "Plan of Distribution" in the Prospectus Supplement (collectively, the "Baird-Furnished Information").

(b)        Prospectus.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed with the Commission, as of the date hereof, and at each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in the preceding sentence do not apply to statements in or omissions from the Prospectus or any amendment thereto in reliance upon and in conformity with the Baird-Furnished Information.

(c)        Free Writing Prospectuses. Each Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 20 hereof), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Free Writing Prospectus based upon and in conformity with the Baird-Furnished Information.  Without limitation to anything contained herein, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 of the Securities Act for the use of a free writing prospectus (as defined in Rule 405 of the Securities Act) in connection with the offering contemplated hereby.  The Company has not made and will not make any offer relating to the Shares that would constitute an issuer Free Writing Prospectus without the prior written consent of Baird.  The Company has retained, and will retain, in accordance with the Securities Act all issuer Free Writing Prospectuses that are not required to be filed pursuant to the Securities Act.  The Company has taken all commercially reasonable actions necessary so that any "road show" (as defined in Rule 433 of the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act.

(d)        Authorization of Shares.  All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws.  None of the Company's outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its shares of beneficial interest or any securities convertible into or exchangeable for any of such shares of beneficial interest; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other or similar rights; the shares of beneficial interest (including the Shares) of the Company conform to the description thereof contained in the Prospectus; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance. The certificates, if any, used by the Company to evidence the Common Shares are in valid and sufficient form.

(e)        Authorization of Units.  The issuance of Common Units (as defined below) to the Company in exchange for contribution of proceeds from the sale of the Shares described in the Prospectus has been duly authorized by the Operating Partnership and when issued and duly delivered against payment therefor will be validly issued, fully paid and nonassessable. Immediately after the transactions contemplated by this Agreement, none of the outstanding common units of limited partnership interest in the Operating Partnership ("Common Units") or preferred units of limited partnership interest in the Operating Partnership ("Preferred Units" and, collectively with the Common Units, the "Units") has been or will be issued or is owned or held in violation of any preemptive right, right of first refusal or other similar right; and the outstanding Units have been or will be offered, sold and issued by the Operating Partnership in compliance with applicable federal and state securities laws.  Except as disclosed in the Prospectus, no Common Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Common Units.

(f)        Organization and Good Standing of the Company and Subsidiaries.  Each of the Company, the Operating Partnership and each Subsidiary (as defined in Section 20 hereof) is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its Properties (as defined herein) and to conduct its business as presently conducted and as described in the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its Properties or the conduct of its business requires such registration or qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so register or qualify (i) has not had or would not have, individually or in the aggregate, a material adverse effect on the earnings, business, Properties, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) would not prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a "Material Adverse Effect").  The Company owns 100% of IRET, Inc., which is the sole general partner of the Operating Partnership.

(g)        Property.  (1) The Company or the Subsidiaries have fee simple title or a valid leasehold interest to all of the properties described in the Prospectus as owned or leased by the Company or the Subsidiaries, whether owned in fee simple or through a joint venture or other partnership (the "Properties" or "Property"), in each case, free and clear of all liens, encumbrances, mortgages, claims, security interests, restrictions and defects of any kind, except such as (i) are disclosed in the Prospectus or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor any Subsidiary thereof has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened, which if consummated could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) except as otherwise described in the Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties (except such tenant defaults that would not, individually or in the aggregate, have a Material Adverse Effect), or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except any such default that would not, individually or in the aggregate, have a Material Adverse Effect; (4) neither the Company nor any of the Subsidiaries owns any real property that is material to the Company other than the Properties; and (5) except as disclosed in the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.  To the knowledge of the Company, water, stormwater, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property and each of the Properties is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear, except for defects or deficiencies that would not, singly or in the aggregate, have a Material Adverse Effect, or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures. Each Property is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Company's Form 10-K for the year ended April 30, 2013 and any additional subsidiaries set forth on Schedule 4 of this Agreement.

(h)        Leases.  Each Property with respect to which the Company or one of the Subsidiaries has a leasehold interest is the subject of a lease that has been entered into by, or assigned to, the Company or a Subsidiary, as the case may be, and has been duly and validly authorized, executed and delivered by or on behalf of the Company or such Subsidiary, as the case may be, and constitutes a valid and binding agreement of the Company or such Subsidiary, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

(i)        Mortgage; Deed of Trusts.  The mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the Property nor will the Company or the Operating Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross collateralized to any property not to be owned directly or indirectly by the Company or the Operating Partnership.

(j)        Subsidiaries. The outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or through Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims.

(k)        No Proceedings.  Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which might individually or in the aggregate prevent the transactions contemplated by this Agreement or result in a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective Properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(l)        Exhibits; Material Contracts. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not so described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Securities Act. All such contracts to which the Company, the Operating Partnership, or any Subsidiary is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, and are enforceable against the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or the Subsidiaries under any of such contracts.

(m)        Compliance with Existing Instruments.  Neither the Company, the Operating Partnership (as defined in Section 20 hereof), nor any of the Subsidiaries is (i) in violation of (A) its Organizational Documents, (B) to the Company's knowledge any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership, or any Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an "Existing Instrument") to which the Company, the Operating Partnership, or any Subsidiary is a party or by which any of their Properties may be bound, which default would have a Material Adverse Effect; and, to the Company's knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any of the Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default which would have a Material Adverse Effect.

(n)        Sales Agreement.  The Company and the Operating Partnership have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein and the Operating Partnership's issuance of the Common Units to the Company. The execution and delivery of this Agreement by the Company and the Operating Partnership and the performance by the Company and the Operating Partnership of their obligations under this Agreement have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership, and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o)        Partnership Agreement.  The Agreement of Limited Partnership dated January 31, 1997 of the Operating Partnership, including all amendments and restatements thereto, if any (collectively, the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms against the Company and the Operating Partnership (and, to the knowledge of the Company and the Operating Partnership, against each other party thereto), except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

(p)            No Consent.  No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares, except such as may be required by the federal securities laws, the NYSE, the securities or Blue Sky laws of the various states and the Financial Industry Regulatory Association ("FINRA") in connection with the offer and sale of the Shares, all of which will be, or have been obtained, in accordance with this Agreement.

(q)            Non-Contravention of Existing Instruments. Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership nor the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) conflicts with, or will conflict with, or constitutes, or with the giving of notice or lapse of time, will constitute a breach of, or a default under, the Company's Declaration of Trust or bylaws (or other applicable Organizational Document), the Operating Partnership's certificate of limited partnership or the Partnership Agreement, or any Existing Instrument to which the Company or any of the Subsidiaries is a party or by which any of its or their Properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their Properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company or any of the Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(r)            No Applicable Registration Rights.  Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(s)            Independent Accountants.  Grant Thornton LLP and Deloitte & Touche LLP, each of whom has audited certain financial statements (and the related notes thereto) incorporated by reference in the Registration Statement and the Prospectus, are and were, during the periods covered by their respective reports incorporated by reference in the Registration Statement and the Prospectus, independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board ("PCAOB"); any other public accountants who have audited the financial statements incorporated by reference in the Registration Statement and the Prospectus, are and were, during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, independent registered public accountants as required by the Securities Act, the Exchange Act and the PCAOB.

(t)            Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.  The statistical and market-related data included or incorporated by reference in the Prospectus Supplement are based on or derived from sources that the Company believes to be reliable in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.  The Company's consolidated ratios of earnings to fixed charges set forth in the Registration Statement and the Prospectus and the Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(u)            Regulation G Compliance.  All disclosures contained in the Registration Statement and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(v)            No Material Change.  Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent (including any off-balance sheet obligation), or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business or Properties from fire, flood, windstorm, accident or otherwise, whether or not covered by insurance, that is material to the Company and the Subsidiaries, taken as a whole, (iii) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions with respect to its shares of beneficial interest except for regular quarterly distributions in amounts per share or per unit that are consistent with past practice, and the Company is not in default under the terms of any class of shares of beneficial interest of the Company or any outstanding debt obligations (except for defaults that were subsequently cured or waived), (iv) there has not been any material change in the authorized or outstanding shares of beneficial interest of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect with respect to the Company and the Subsidiaries or the Properties, taken as a whole.

(w)            Exchange Act Registration and Filings; Stock Exchange Listing. The Shares to be sold under this Agreement have been approved for trading and listing on the NYSE, subject to official notice of issuance, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(x)          Distribution of Offering Material. The Company has not distributed and will not distribute, and has not authorized Baird to distribute, any offering material in connection with the offering and sale of the Shares to be sold hereunder by Baird as principal or agent for the Company, other than the Prospectus.

(y)            Stabilization or Manipulation.  Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.
(z)            Tax Compliance.  The Company and each of the Company's Subsidiaries have filed all material tax returns required to be filed or have properly requested extensions thereof, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus (as amended or supplemented), all material deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(aa)            Not an Investment Company. Neither the Company nor any of the Subsidiaries is required, and upon the issuance and sale of the Placement Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be required, to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
(bb)            All Necessary Permits, etc.  The Company and the Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own their Properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and the Subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit and except where such revocation or termination would not have a Material Adverse Effect or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus.  All of the permits are valid and in full force and effect, except when the invalidity of such permits or the failure of such permits to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any permits that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc)            Internal Controls and Procedures.  The Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the Company's most recent audited fiscal year, there has been (1) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (2) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company's auditors and the audit committee of the board of trustees of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The Company and the Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in

Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(dd)            Unlawful Contributions or Payments.  Neither the Company nor the Operating Partnership, nor to the Company's or the Operating Partnership's knowledge, any trustee, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from company funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and the Operating Partnership have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA.  No funds of the Company have been set aside to be used for any payment in violation of any law. Neither the Company, nor any of the Subsidiaries nor any trustee, officer, agent, or employee of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)            Environmental Compliance.  To the knowledge of the Company, the Company and the Subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA").  The Properties are not included or, to the best of the Operating Partnership's and the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or, to the best of the Operating Partnership's and the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority.  Except as disclosed in the Prospectus, to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

(ff)            Qualification as a REIT. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for its taxable years ended April 30, 2006 through April 30, 2013, and the Company's current and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code for its taxable year ending April 30, 2014 and in the future. The Subsidiaries of the Company that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships.

(gg)            Intellectual Property.  The Company and the Subsidiaries own and have full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively "Intellectual Property") under which the Company and the Subsidiaries conduct all or any material part of their business, and none of the Company and the Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or any of the Subsidiaries with respect to any Intellectual Property, and none of the Company and the Subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(hh)            Title Insurance.  Owner or leasehold title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each Property owned by any such entity in an amount at least equal to amounts that are generally deemed in the Company's industry to be commercially reasonable in the market where the Properties are located, except where the failure to maintain such title insurance would not have a Material Adverse Effect. The Company, the Operating Partnership and each of the Subsidiaries maintains insurance covering its Properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof. Neither the Company nor the Operating Partnership has any reason to believe that it or any of the Subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(ii)            ERISA Compliance. The Company and the Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No "reportable event" (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined in ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.
(jj)            Labor and Employment. The Company and the Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to do so would not have a Material Adverse Effect, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran's Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.  No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company and Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any of the Subsidiaries' material tenants that would result in a Material Adverse Effect.
(kk)            Sarbanes-Oxley Act.  Except with respect to any non-timely filings of reports pursuant to Section 16(a) of the Exchange Act by certain of the Company's officers and/or trustees as described in the Company's most recently filed Definitive Proxy Statement under the caption "Section 16(a) Beneficial Ownership Reporting Compliance," there is and has been no failure on the part of the Company to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.  The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.
(ll)            Brokers and Finders. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person that would give rise to a valid claim against the Company or any of the Subsidiaries or Baird for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.
(mm)            Purchase and Sale of Common Shares by Baird.  The Company acknowledges and agrees that Baird has informed the Company that Baird may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent Baird may engage in sales of Placement Shares purchased or deemed purchased from the Company as a "riskless principal" or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by Baird.
(nn)            Money Laundering.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.
(oo)            Related Party Transactions.  Except as set forth in the Prospectus (as amended or supplemented), there are no transactions with "affiliates" (as defined in Rule 405 of the Securities Act) or any officer, trustee or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Prospectus that have not been disclosed as required. Additionally, no relationship, direct or indirect, exists between the Company or any of the Subsidiaries on the one hand, and the trustees, officers, shareholders, tenants, customers or suppliers of the Company or any Subsidiary on the other hand that is required by the Securities Act to be disclosed in the Prospectus that is not so disclosed.
(pp)            Accurate Disclosure.  The statements in the Prospectus under the captions "Description of Shares of Beneficial Interest" in the Prospectus, insofar as such statements constitute a summary of the legal matters, agreements, documents or proceedings referred to therein, constitute accurate and fair summaries thereof in all material respects.
(qq)            Prior Written Communications. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule

163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.
(rr)            Lending Relationship. Except as described in the Prospectus, neither the Company nor the Operating Partnership (A) has any material lending or other relationship with any bank or lending affiliate of Baird or (B) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of Baird.
(ss)            Prior Sales of Common Shares or Common Units. Except (i) as disclosed in the Registration Statement and the Prospectus as required by the Securities Act, (ii) for grants under equity plans and (iii) for unregistered sales, issuances or distributions of shares of Common Shares or Common Units that would not be required to be disclosed under Item 3.02 of Form 8-K, the Company has not sold, issued or distributed any Common Shares and the Operating Partnership has not sold, issued or distributed any Common Units.
(tt)            Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(uu)            No Restrictions on Distributions or Repayment. Except as described in the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership's partnership interest, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership.
(vv)            Actively Traded Security. The Common Shares are an "actively traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(ww)            Officer's Certificates; Opinions.  Any certificate signed by an officer of the Company and delivered to Baird or to counsel for Baird shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to Baird as to the matters set forth therein.  The Company and the Operating Partnership acknowledge that Baird and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Baird, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.            Covenants of the Company.  The Company and the Operating Partnership, jointly and severally, covenant and agree with Baird that:

(a)            Registration Statement Amendments; Payment of Fees.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Baird under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Baird as promptly as reasonably practicable of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, as promptly as reasonably practicable upon Baird's request, any amendments or supplements to the Registration Statement or Prospectus that, in Baird's reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Baird (provided, however, that the failure of Baird to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Baird's right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Baird within a reasonable period of time before the filing and Baird has not reasonably objected thereto (provided, however, that the failure of Baird to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Baird's right to rely on the representations and warranties made by the Company in this Agreement);  (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the Securities Act; and (v) the Company has paid or will pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) of the Securities Act).

(b)            Notice of Commission; Stop Orders.  The Company will advise Baird, as promptly as reasonably practicable after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)            Subsequent Changes to Registration Statement or Prospectus.  During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Baird under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Baird to suspend the offering of Placement Shares during such period, and the Company will as promptly as reasonably practicable amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)            Listing of Placement Shares.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Baird under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Baird reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)            Filings with NYSE.  The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(f)            Delivery of Registration Statement and Prospectus.  The Company will furnish to Baird and its counsel (at the expense of the Company) copies of the Prospectus and all amendments and supplements to the Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Baird may from time to time reasonably request and, at Baird's reasonable request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made.  The copies of the Prospectus and any supplements or amendments thereto furnished to Baird will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(g)            Earnings Statement.  The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(h)            Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereof, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of the Placement Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) hereof, including filing fees; (iv) the printing and delivery to Baird of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement; (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE; (vi) filing fees and expenses, if any, of the Commission and FINRA; (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  Baird shall pay all of its costs and expenses incident to the performance of its obligations hereunder, including, but not limited to, fees and expenses of its counsel.
(i)            Use of Proceeds.  The Company will apply the Net Proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus. The Operating Partnership will effect the issuance to the Company by the Operating Partnership of a number of Common Units equal to the number of Shares sold pursuant to this Agreement upon the Company's contribution to the Operating Partnership of the proceeds from the sale of the Shares.
(j)            Notice of Other Sales.  During the term of this Agreement, the Company shall provide notice to Baird at least three Business Days (as defined in Section 12 hereof) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares or publicly announce any intention to effect any such transaction; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share or compensatory plan or arrangement described in the Prospectus, (ii) the issuance or sale of Common Shares pursuant to the Company's 401(k) plan, 2008 Equity Incentive Plan and the Short-Term Incentive Program and Long-Term Incentive Program thereunder and any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Baird in advance, (iii) issuance and sale of Common Shares in an offering in which Baird is serving as an underwriter, initial purchaser or placement agent, or (iv) any Common Shares issuable upon the redemption of outstanding Units in accordance with the Partnership Agreement.
(k)            Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares,

advise Baird promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Baird by the Company pursuant to this Agreement.
(l)            Due Diligence Cooperation.  The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by Baird or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company's principal offices, as Baird may reasonably request.
(m)            [Reserved.]
(n)            Representation Dates; Certificate.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10−K/A containing amended financial information or a material amendment to the previously filed Form 10−K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information that is incorporated by reference into the Prospectus (other than amended financial information that relates to reclassifications of certain properties as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codifications 205-20, which has no effect on the Company's reported net income for any reporting period), or (v) is reasonably requested by Baird (provided, however, that this clause (v) shall not apply to the exception stated in clause (iv)) (a "Request Date") (each date of filing of one or more of the documents referred to in clauses (i) through (iv) and each Request Date shall be a "Representation Date"); the Company shall furnish Baird with a certificate, in the form attached hereto as Exhibit 7(n) within three Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending.  However, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Baird with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or Baird sells any Placement Shares, the Company shall provide Baird with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice (such date shall also constitute a Representation Date for purposes of this Agreement).
(o)            Legal Opinions.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to Baird the written opinions of Hunton & Williams LLP and Leonard Street and Deinard, counsel to the Company ("Company Counsel"), or other counsel reasonably satisfactory to Baird, substantially in the forms set forth in Exhibits 7(o)(i), 7(o)(ii), 7(o)(iii) and 7(o)(iv) and, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Baird with a letter (a "Reliance Letter") to the effect that Baird may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(p)            Baird Legal Counsel Opinion. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, Baird shall have received from Bass, Berry & Sims PLC, counsel for Baird, such opinion, in form and substance satisfactory to Baird, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Baird with a letter to the effect that Baird may rely on a prior opinion delivered under this Section to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)            Comfort Letters.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus) to furnish Baird letters (the "Comfort Letters"), dated the date each Comfort Letter is delivered, in form and substance reasonably satisfactory to Baird, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating each Initial Comfort Letter with any information that would have been included in the respective Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(r)            Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than Baird; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(s)            Insurance.  The Company and the Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
(t)            Compliance with Laws.  The Company, the Operating Partnership and each Subsidiary shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(u)            REIT Treatment.  The Company currently intends to continue to qualify as a REIT under the Code and will use its best efforts to continue to meet the requirements to so qualify for the Company's taxable year ending April 30, 2014 and for subsequent tax years unless the Company's Board of Trustees determines that it is no longer in the best interests of the Company's shareholders for the Company to continue to qualify as a REIT.

(v)            Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become required to register, at any time prior to the termination of this Agreement, as an "investment company," as such term is defined in the Investment Company Act, assuming no change in the Commission's current interpretation as to entities that are not required to register as an investment company.
(w)            Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus including filing all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(x)            No Offer to Sell.  Other than a Free Writing Prospectus approved in advance in writing by the Company and Baird in its capacity as principal or agent hereunder, neither Baird nor the Company (including its agents and representatives, other than Baird in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Baird as principal or agent hereunder.
(y)            Sarbanes-Oxley Act.  The Company and each of the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management's and the Company's trustees' authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements.  The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its chief executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.  The Company will use its best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
(z)            Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Baird, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Baird may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares.
(aa)            Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K or a current report on Form 8-K the number of Placement Shares sold through Baird and the Net Proceeds to the Company.
(bb)            Proprietary Trading by Baird. The Company consents to Baird trading in the Company's Common Shares for its own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(cc)            Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify Baird and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(dd)            Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the "Renewal Date"). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Baird under the Securities Act or the Exchange Act in connection with the sale of the Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the "Registration Statement" shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

8.            Conditions to Baird's Obligations. The obligations of Baird hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by Baird of a due diligence review satisfactory to Baird in its reasonable judgment, and to the continuing satisfaction (or waiver by Baird in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective.  The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)            No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission.  Baird shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Baird's reasonable opinion is material, or omits to state a fact that in Baird's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized shares of beneficial interest of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company's or the Operating Partnership's securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's or the Operating Partnership's securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Baird (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)            Legal Opinion.  Baird shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(o) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(o) hereof.

(f)            Comfort Letter.  Baird shall have received the Comfort Letters required to be delivered pursuant Section 7(p) hereof on or before the date on which such delivery of such opinions is required pursuant to Section 7(p) hereof.

(g)            Representation Certificate.  Baird shall have received the certificate required to be delivered pursuant to Section 7(n) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(n) hereof.

(h)            No Suspension.  Trading in the Shares shall not have been suspended on the NYSE.

(i)            Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(n) hereof, the Company and the Operating Partnership shall have furnished to Baird such appropriate further information, certificates and documents as Baird may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company and the Operating Partnership shall have furnished Baird with such conformed copies of such opinions, certificates, letters and other documents as Baird shall have reasonably requested.

(j)            Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)            Approval for Listing.  Prior to the date that the first Shares are sold pursuant to the terms of this Agreement, the Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance.

(l)            No Termination Event.  There shall not have occurred any event that would permit Baird to terminate this Agreement pursuant to Section 11(a) hereof.

9.            Indemnification and Contribution.

(a)            Company and Operating Partnership Indemnification.  The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless Baird, the directors, officers, partners, employees and agents of Baird and each person, if any, who (i) controls Baird within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Baird (a "Baird Affiliate") from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses  incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c) hereof) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Baird, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with the Baird-Furnished Information, which was furnished to the Company by Baird expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b)            Baird Indemnification. Baird agrees to indemnify and hold harmless the Company, its trustees, each officer of the Company that signed the Registration Statement, the Operating Partnership and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (a "Company Affiliate") against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Baird-Furnished Information, which was furnished to the Company by Baird expressly for inclusion in any document as described in clause (x) of Section 9(a) hereof.
(c)            Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify in writing each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
(d)            Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or Baird, the Company and Baird will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than Baird, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and Baird may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and Baird, on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and Baird on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Baird from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and Baird, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or Baird, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and Baird agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 9(d), Baird shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Baird, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.            Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 hereof and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Baird, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, trustees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.            Termination.
(a)            Baird shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect has occurred, that, in the reasonable judgment of Baird, may materially impair the ability of Baird to sell the Placement Shares hereunder; (ii) the Company or the Operating Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Sections 7(n), 7(o) or 7(p) hereof, Baird's right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty days from the date such delivery was required; or (iii) any other condition of Baird's obligations hereunder is not fulfilled; or (iv), any suspension or limitation of trading in the Common Shares or in securities generally on the NYSE shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to

Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.
(b)            The Company and the Operating Partnership shall have the right, by giving ten days' notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(c)            Baird shall have the right, by giving ten days' notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(d)            Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Baird on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) hereof or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect.
(f)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Baird or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.            Notices.  Except as otherwise provided herein, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Baird, shall be delivered to Baird at 1717 K Street NW, Suite 910, Washington, D.C. 20036, Fax: (202) 303-1850, Attention: Justin Glasgow, with copies to Bass, Berry & Sims PLC, The Tower of Peabody Place, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Fax: (888) 543-4644, Attention: John A. Good, Esq.; or if sent to the Company or the Operating Partnership, shall be delivered to 10050 Crosstown Circle, Suite 105, Eden Prairie MN 55344-3349, Fax (952) 401-7058, Attention: Karin Wentz, with copies to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia  23219-4074, Fax: (804) 343-4580, Attention: David C. Wright. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "Business Day" shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
13.            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and Baird and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.
14.            Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.
15.            Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Baird.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
16.            Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.            Waiver of Jury Trial.  The Company, the Operating Partnership and Baird each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.            Absence of Fiduciary Relationship.  The Company and the Operating Partnership acknowledge and agree that:
(a)            Baird has been retained solely to act as an agent in connection with the sale of the Shares and that no fiduciary relationship between the Company and Baird has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Baird has advised or is advising the Company on other matters;
(b)            Each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)            Each of the Company and the Operating Partnership has been advised that Baird and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that Baird has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and
(d)            Each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against Baird, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Baird shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

19.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

20.            Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

(a)            "Applicable Time" means the date of this Agreement, each Representation Date on which a certificate is required to be delivered pursuant to Section 7(n), the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder, or such other time as agreed to by the Company and Baird.
(b)            "GAAP" means United States generally accepted accounting principles.
(c)            "Organizational Documents" means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
(d)            "Subsidiary" or "Subsidiaries" means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership, and all direct and indirect subsidiaries of the Operating Partnership.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and Baird, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and Baird.

Very truly yours,

INVESTORS REAL ESTATE TRUST

By:/s/ Diane K. Bryantt
Name:  Diane K. Bryantt
Title:  Executive Vice President & CFO

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By:            IRET, Inc., its General Partner

By:/s/ Diane K. Bryantt
Name:  Diane K. Bryantt
Title:  Executive Vice President & CFO

ACCEPTED as of the date first-above written:

ROBERT W. BAIRD & CO. INCORPORATED

By:/s/ Justin Glasgow
Name:  Justin Glasgow
Title:  Director
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